Mutual Fund Series Trust

Amendment Number 4 to the Investment Company Services Agreement

This Amendment Number 4, dated November 29, 2011 to the Investment Company Services Agreement ("Agreement") dated December 1, 2010 between the Catalyst Funds (now known as Mutual Fund Series Trust), an Ohio Business Trust and Matrix 360 Administration LLC (“Matrix”), a Limited Liability Company duly organized under the laws of the State of Delaware, is adopted to provide the following:

Schedule B of the Agreement is hereby amended to provide for the addition of the:

Catalyst/CP Core Equity Fund

Catalyst/CP World Equity Fund

Catalyst/CP Focus Large Cap Fund

Catalyst/CP Focus Mid Cap Fund

JAG Large Cap Growth Fund

Vista Capital Appreciation Fund

Schedule C of the Agreement is hereby amended to provide for the addition of the following funds under the Discounted Fees section:

Catalyst/CP Core Equity Fund

Catalyst/CP World Equity Fund

Catalyst/CP Focus Large Cap Fund

Catalyst/CP Focus Mid Cap Fund

All portions of the Agreement not specifically amended herein shall remain in full force and effect.

/s/ Jerry Szilagyi_________________________

Jerry Szilagyi, Trustee

Mutual Fund Series Trust

/s/ Christopher Anci

________________________

Name: Christopher Anci     Title: Managing Partner

Matrix 360 Administration, LLC